TABLE OF CONTENTS


                              ARTICLE I  DEFINITIONS...........................2
SECTION 1.01.  DEFINED TERMS...................................................2
SECTION 1.02.  TERMS GENERALLY................................................31


                              ARTICLE II  THE CREDITS.........................32
SECTION 2.01.  COMMITMENTS....................................................32
SECTION 2.02.  LOANS..........................................................32
SECTION 2.03.  BORROWING PROCEDURE............................................35
SECTION 2.04.  EVIDENCE OF DEBT; REPAYMENT OF LOANS...........................35
SECTION 2.05.  FEES...........................................................36
SECTION 2.06.  INTEREST ON LOANS..............................................38
SECTION 2.07.  DEFAULT INTEREST...............................................38
SECTION 2.08.  ALTERNATE RATE OF INTEREST.....................................39
SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS.......................39
SECTION 2.10.  CONVERSION AND CONTINUATION OF BORROWINGS......................40
SECTION 2.11.  REPAYMENT OF TERM BORROWINGS...................................42
SECTION 2.12.  PREPAYMENT.....................................................43
SECTION 2.13.  MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS................44
SECTION 2.14.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES..................46
SECTION 2.15.  CHANGE IN LEGALITY.............................................48
SECTION 2.16.  INDEMNITY......................................................49
SECTION 2.17.  PRO RATA TREATMENT.............................................50
SECTION 2.18.  SHARING OF SETOFFS.............................................50
SECTION 2.19.  PAYMENTS.......................................................51
SECTION 2.20.  TAXES..........................................................52
SECTION 2.21.  ASSIGNMENT OF COMMITMENTS UNDER CERTAIN
                   CIRCUMSTANCES; DUTY TO MITIGATE............................55
SECTION 2.22.  SWINGLINE LOANS................................................57
SECTION 2.23.  LETTERS OF CREDIT..............................................59


                              ARTICLE III  REPRESENTATIONS AND WARRANTIES.....65
SECTION 3.01.  ORGANIZATION; POWERS...........................................65
SECTION 3.02.  AUTHORIZATION..................................................65
SECTION 3.03.  ENFORCEABILITY.................................................66
SECTION 3.04.  GOVERNMENTAL APPROVALS.........................................66
SECTION 3.05.  FINANCIAL STATEMENTS...........................................66
SECTION 3.06.  NO MATERIAL ADVERSE CHANGE.....................................67
SECTION 3.07.  TITLE TO PROPERTIES; POSSESSION UNDER
                           LEASES.............................................67
SECTION 3.08.  SUBSIDIARIES...................................................68
SECTION 3.09.  LITIGATION; COMPLIANCE WITH LAWS...............................68
SECTION 3.10.  AGREEMENTS.....................................................69
SECTION 3.11.  FEDERAL RESERVE REGULATIONS....................................69

SECTION 3.12.  INVESTMENT COMPANY ACT; PUBLIC
                           UTILITY HOLDING COMPANY ACT........................69
SECTION 3.13.  USE OF PROCEEDS................................................69
SECTION 3.14.  TAX RETURNS....................................................69
SECTION 3.15.  NO MATERIAL MISSTATEMENTS......................................70
SECTION 3.16.  EMPLOYEE BENEFIT PLANS.........................................70
SECTION 3.17.  ENVIRONMENTAL MATTERS..........................................70
SECTION 3.18.  INSURANCE......................................................71
SECTION 3.19.  SECURITY DOCUMENTS.............................................72
SECTION 3.20.  LOCATION OF REAL PROPERTY AND LEASED
                           PREMISES...........................................72
SECTION 3.21.  LABOR MATTERS..................................................73
SECTION 3.22.  SOLVENCY.......................................................73
SECTION 3.23.  COPYRIGHTS, TRADEMARKS, ETC....................................73
SECTION 3.24.  YEAR 2000 COMPLIANCE...........................................74


                              ARTICLE IV  CONDITIONS OF LENDING...............74
SECTION 4.01.  ALL CREDIT EVENTS..............................................74
SECTION 4.02.  FIRST CREDIT EVENT.............................................75


                              ARTICLE V  AFFIRMATIVE COVENANTS................81
SECTION 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES...........................81
SECTION 5.02.  INSURANCE......................................................81
SECTION 5.03.  OBLIGATIONS AND TAXES..........................................83
SECTION 5.04.  FINANCIAL STATEMENTS, REPORTS, ETC.............................84
SECTION 5.05.  LITIGATION AND OTHER NOTICES...................................86
SECTION 5.06.  EMPLOYEE BENEFITS..............................................86
SECTION 5.07.  MAINTAINING RECORDS; ACCESS TO
                           PROPERTIES AND INSPECTIONS.........................86
SECTION 5.08.  USE OF PROCEEDS................................................87
SECTION 5.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS.............................87
SECTION 5.10.  PREPARATION OF ENVIRONMENTAL REPORTS...........................87
SECTION 5.11.  CASUALTY AND CONDEMNATION......................................87
SECTION 5.12.  FURTHER ASSURANCES.............................................88
SECTION 5.13.  INTEREST RATE PROTECTION.......................................89
SECTION 5.14.  DESIGNATION OF UNRESTRICTED SUBSIDIARIES.......................89

                              ARTICLE VI  NEGATIVE COVENANTS..................90
SECTION 6.01.  INDEBTEDNESS...................................................90
SECTION 6.02.  LIENS..........................................................92
SECTION 6.03.  SALE AND LEASE-BACK TRANSACTIONS...............................94
SECTION 6.04.  INVESTMENTS, LOANS AND ADVANCES................................94
SECTION 6.05.  MERGERS, CONSOLIDATIONS, SALES OF
                           ASSETS AND ACQUISITIONS............................95
SECTION 6.06.  DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS
                           ON ABILITY OF BORROWER AND RESTRICTED
                           SUBSIDIARIES TO PAY DIVIDENDS......................96
SECTION 6.07.  TRANSACTIONS WITH AFFILIATES...................................97
SECTION 6.08.  BUSINESS OF BORROWER AND RESTRICTED
                           SUBSIDIARIES.......................................97

SECTION 6.09.  HEDGING AGREEMENTS.............................................97
SECTION 6.10.  AMENDMENT OF MATERIAL DOCUMENTS................................97
SECTION 6.11.  FINANCIAL COVENANTS............................................98


                              ARTICLE VII  EVENTS OF DEFAULT..................99


                              ARTICLE VIII  THE ADMINISTRATIVE AGENT AND
                                            THE COLLATERAL AGENT.............103
SECTION 8.01.  APPOINTMENT AND AUTHORIZATION.................................103
SECTION 8.02.  DELEGATION OF DUTIES..........................................103
SECTION 8.03.  LIABILITY OF AGENT............................................103
SECTION 8.04.  RELIANCE BY AGENT.............................................104
SECTION 8.05.  NOTICE OF DEFAULT.............................................105
SECTION 8.06.  CREDIT DECISION...............................................105
SECTION 8.07.  INDEMNIFICATION OF AGENT......................................106
SECTION 8.08.  AGENT IN INDIVIDUAL CAPACITY..................................107
SECTION 8.09.  SUCCESSOR AGENT...............................................107
SECTION 8.10.  COLLATERAL MATTERS............................................107
SECTION 8.11.  SYNDICATION AGENT; ARRANGER...................................108


                              ARTICLE IX  MISCELLANEOUS......................109
SECTION 9.01.  NOTICES.......................................................109
SECTION 9.02.  SURVIVAL OF AGREEMENT.........................................109
SECTION 9.03.  BINDING EFFECT................................................110
SECTION 9.04.  SUCCESSORS AND ASSIGNS........................................110
SECTION 9.05.  EXPENSES; INDEMNITY...........................................115
SECTION 9.06.  RIGHT OF SETOFF...............................................116
SECTION 9.07.  APPLICABLE LAW................................................116
SECTION 9.08.  WAIVERS; AMENDMENT............................................117
SECTION 9.09.  INTEREST RATE LIMITATION......................................118
SECTION 9.10.  ENTIRE AGREEMENT..............................................118
SECTION 9.11.  WAIVER OF JURY TRIAL..........................................118
SECTION 9.12.  SEVERABILITY..................................................119
SECTION 9.13.  COUNTERPARTS..................................................119
SECTION 9.14.  HEADINGS......................................................119
SECTION 9.15.  JURISDICTION; CONSENT TO SERVICE
                           OF PROCESS........................................119
SECTION 9.16.  CONFIDENTIALITY...............................................120
SECTION 9.17.  RELEASE OF LIENS AND GUARANTEES...............................121


LIST OF EXHIBITS

EXHIBIT A     Form of Administrative Questionnaire
              Section 1.01
EXHIBIT B     Form of Assignment and Acceptance Section 1.01
EXHIBIT C     Form of Borrowing Request Section 1.01
EXHIBIT D     Guarantee Agreement Section 1.01

EXHIBIT E     Indemnity,Subrogation and Contribution
              Agreement Section 1.01
EXHIBIT F     Pledge Agreement Section 1.01
EXHIBIT G     Security Agreement Section 1.01
EXHIBIT H     Opinions of Counsel Section 4.02(a)
EXHIIBT I     Notice of Conversion/Continuation Section 2.10

LIST OF SCHEDULES

Schedule 1.01(a)     Stock Plans
Schedule 1.01(b)     Restricted Subsidiaries
Schedule 1.01(c)     McClatchy Family Member
Schedule 1.01(d)     Refinanced Indebtedness
Schedule 1.01(e)     Unrestricted Subsidiaries
Schedule 2.01          Commitments
Schedule 3.07(c)     Properties - Condemnation Notices
Schedule 3.07(d)     Properties - Options
Schedule 3.08(a)     Subsidiaries
Schedule 3.08(b)     Stock Options and Rights
Schedule 3.09          Litigation
Schedule 3.17          Environmental Matters
Schedule 3.18          Insurance
Schedule 3.20(a)     Owned Real Property
Schedule 3.20(b)     Leased Real Property
Schedule 3.21(b)     Collective Bargaining Agreement Rights
                       as a result of Transactions
Schedule 3.23        Intellectual Property
Schedule 4.02(a)     Local Counsel
Schedule 6.01(a)     Existing Indebtedness and Guarantees
Schedule 6.01(j)     Litigation Indebtedness
Schedule 6.02          Existing Liens
Schedule 6.07        Contracts with Affiliates

                                    CREDIT AGREEMENT dated as of March 10, 1998,
                           among MNI NEWCO, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in Article I), SALOMON BROTHERS INC, as arranger (in such capacity, the "ARRANGER") and as syndication agent (in such capacity, the "SYNDICATION AGENT") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as swingline lender (in such capacity, the "SWINGLINE LENDER"), and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.


         The Borrower has requested the Lenders to extend credit in the form of
(a) Tranche A Term Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount not in excess of $735,000,000, (b) Tranche B Term Loans on the Closing Date, in an aggregate principal amount not in excess of $330,000,000, and (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $200,000,000; PROVIDED, HOWEVER, that on the Closing Date, the Borrower may, upon written request to the Administrative Agent, increase the aggregate principal amount of the Tranche B Loans by up to an amount equal to $170,000,000 less all cash consideration received from, and debt assumed by, Persons other than the Borrower and its Subsidiaries in connection with the sale after the date hereof and on or prior to the Closing Date of (i) any capital stock of Cowles Business Media, Inc., Cowles Enthusiast Media, Inc., Southwest Art, Inc. and/or Cowles Creative Publishing, such increase to be allocated on a pro rata basis to Salomon Brothers Holding Company Inc and Bank of America National Trust and Savings Association and Schedule 2.01 to be revised to reflect such additional allocations. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans. The Borrower has requested the Issuing Banks to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $50,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Term Loans will be used solely to pay a portion of the Cash Consideration and the Transaction Costs and to repay the Refinanced Indebtedness in connection with the

Acquisition; the proceeds of the Revolving Loans are to be used solely to pay the remainder of the Cash Consideration and Transaction Costs in connection with the Acquisition and, together with the proceeds of the Swingline Loans, for working capital and other general corporate purposes.

         The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Banks are willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

         "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate plus the Applicable Percentage in accordance with the provisions of Article II.

         "ABR TERM BORROWING" shall mean a Borrowing comprised of ABR Term
Loans.

         "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate plus the Applicable Percentage in accordance with the provisions of Article II.

         "ACQUISITION" shall mean the creation of the Borrower as a wholly owned subsidiary of McClatchy, the acquisition by the Borrower of all the stock of each of McClatchy and Cowles Media Company through mergers of wholly owned subsidiaries of the Borrower with and into each of McClatchy and Cowles and, in connection therewith, the repayment by the Borrower of the Refinanced Indebtedness.

         "ADDITIONAL AMOUNT" shall have the meaning assigned to such term in
Section 2.20(a).

         "ADJUSTED EBITDA" means, for any period, Consolidated EBITDA for such period less Capital Expenditures for such period.

         "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an
Administrative Questionnaire in the form of Exhibit A.

         "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGENT RELATED PERSONS" means all Affiliates, directors, officers, employees and agents of the Administrative Agent.

         "AGENTS" shall have the meaning assigned to such term in Article VIII.

         "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market, it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the

Reference Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

         "ANNUALIZED EBITDA" means (i) for the first fiscal quarter beginning after the Closing Date, Consolidated EBITDA for such fiscal quarter multiplied by four, (ii) for the second fiscal quarter beginning after the Closing Date, the sum of Consolidated EBITDA for such fiscal quarter and Consolidated EBITDA for the directly preceding fiscal quarter multiplied by two, (iii) for the third fiscal quarter beginning after the Closing Date, the sum of Consolidated EBITDA for such quarter and Consolidated EBITDA for the two directly preceding fiscal quarters multiplied by a fraction the numerator of which is four and the denominator of which is three and (iv) for any other fiscal quarter, Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.

         "APPLICABLE PERCENTAGE" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees or L/C Participation Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread", "ABR Spread", "Commitment Fee Rate" or "L/C Participation Fee", as the case may be, based upon the Leverage Ratio on such date:

-----------------------------------------------------------------------------------------------------------------------
                                   Revolving Loans/
                                    Tranche A Term             Tranche B Term
                                         Loans                      Loans
-----------------------------------------------------------------------------------------------------------------------
                                                                                                               L/C
                  Leverage       Eurodollar       ABR       Eurodollar       ABR        Commitment        Participation
Category           Ratio           Spread        Spread       Spread       Spread        Fee Rate              Fee
-----------------------------------------------------------------------------------------------------------------------
              Greater              1.750%        0.750%       2.25%         1.25%         0.50%               1.750%
    I         than
              5.5 to 1.0
-----------------------------------------------------------------------------------------------------------------------
              Less than             1.500        0.500         2.00         1.00           0.45               1.500
              or equal
              to 5.5 to
   II         1.0 but
              greater
              than
              5.0 to 1.0
-----------------------------------------------------------------------------------------------------------------------
              Less than             1.250        0.250         1.75         0.75           0.40               1.250
              or equal
              to
              5.0 to 1.0
   III        but
              greater
              than
              4.5 to 1.0
-----------------------------------------------------------------------------------------------------------------------
              Less than             1.000          0           1.50         0.50           0.35               1.000
              or equal
              to
              4.5 to 1.0
   IV         but
              greater
              than
              4.0 to 1.0
-----------------------------------------------------------------------------------------------------------------------
              Less than             0.750          0           1.50         0.50           0.30               0.750
              or equal
              to
              4.0 to 1.0
    V         but
              greater
              than
              3.5 to 1.0
-----------------------------------------------------------------------------------------------------------------------
              Less than             0.625          0           1.50         0.50           0.25               0.625
              or equal
              to
              3.5 to 1.0
   VI         but
              greater
              than
              3.0 to 1.0
-----------------------------------------------------------------------------------------------------------------------



                                                                                                      6

-----------------------------------------------------------------------------------------------------------------------
              Less than             0.625          0           1.50         0.50           0.20               0.625
              or equal
              to
              3.0 to 1.0
   VII        but
              greater
              than
              2.5 to 1.0
-----------------------------------------------------------------------------------------------------------------------
  VIII        Less than             0.625          0           1.50         0.50           0.20               0.625
              or equal
              to
              2.5 to 1.0

         Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) at any time (x) during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) or (y) after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be that set forth in Category I for purposes of determining the Applicable Percentage, (ii) with respect to Tranche B Term Loans, prior to December 31, 1998, the Applicable Percentage shall not be less than 1.75 for Eurodollar Loans and 0.75 for ABR Loans and (iii) with respect to Tranche A Term Loans and Commitments and Revolving Loans and Commitments, prior to December 31, 1998, the Leverage Ratio shall be deemed not to be lower than that set forth in Category III for purposes of determining the Applicable Percentage.

         "APPROVED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any Subsidiary to any Person other than the Borrower or a Restricted Subsidiary of (a) any capital stock or equity interest of any Restricted Subsidiary or (b) any other assets of the Borrower or any Restricted Subsidiary (other than inventory, obsolete or worn out assets, and Permitted Investments, in each case occurring in the ordinary course of business); PROVIDED that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $1,000,000 in the aggregate shall not be deemed an "Asset Sale" for purposes of this Agreement.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "ATTRIBUTABLE AMOUNT" shall mean, in connection with any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.14, the aggregate amount of Total Consolidated EBITDA for the most recent four consecutive fiscal quarter period for which financial statements have been delivered in accordance with Section 5.04, determined at the time of such designation, which was attributable to (i) such Subsidiary and (ii) all other Subsidiaries designated as Unrestricted Subsidiaries at or prior to such time.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

         "BREAKAGE EVENT" shall have the meaning assigned to such term in Section 2.16.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in San Francisco or New York are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with

GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

         "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing, or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

         "CASH CONSIDERATION" shall mean the aggregate cash consideration received upon conversion of the outstanding shares of Cowles into shares of the Borrower pursuant to Article II of the Merger Agreement.

         "CASH INTEREST EXPENSE" means, for any period, (a) Consolidated Interest Expense for such period, minus (b) the aggregate amount of pay-in-kind or accreted Consolidated Interest Expense for such period not involving any payment in cash.

         A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who were neither (i) nominated by the board of directors of the Borrower, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which the Borrower or any Subsidiary is a party; or (d) any Person or group shall otherwise directly or indirectly Control the Borrower other than any Person or group that Controls the

Borrower on the Closing Date; PROVIDED, HOWEVER that neither (i) the consummation of the Transactions nor (ii) transfers of shares of the capital stock of the Borrower between Members of the McClatchy Family shall constitute a Change in Control.

         "CHARGES" shall have the meaning assigned to such term in Section 9.09.

         "CLOSING DATE" shall mean the date of the First Credit Event as specified in Section 4.02.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document.

         "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan
Commitment and Swingline Commitment.

         "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(a).

         "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower dated
December 1997.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) income or franchise tax expense for such period, (b) interest expense,
(c) depreciation and amortization expense and (d) any non-cash charges or non-cash losses, minus, to the extent added in computing such Consolidated Net Income, (i) any non-cash gains or other non-cash items and (ii) any income tax credits, all as determined on a consolidated basis with respect to the Borrower and the Restricted Subsidiaries in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense.

         "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Borrower and the Restricted

Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) all income or losses of Unrestricted Subsidiaries, (b) the income or loss of any Person in which any other Person (other than the Borrower or any of the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, (c) any after tax gains or losses attributable to sales of assets out of the ordinary course of business and (d) (to the extent not included in clauses (a), (b) or (c) above) any extraordinary gains or extraordinary losses.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "COWLES" means Cowles Media Company.

         "CREDIT EVENT" shall have the meaning assigned to such term in Section 4.01.

         "DEBT SERVICE" means for any period, the sum of (a) Cash Interest Expense for such period plus (b) scheduled principal amortization of Total Debt for such period.

         "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DOLLARS" or "$" shall mean lawful money of the United
States of America.

         "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, Personal injury (including sickness, disease or death),

Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases),
(b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. sections 7401 ET SEQ., the Toxic Substances Control Act of 1976, 15 U.S.C. sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. sections 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "EQUITY ISSUANCE" shall mean any issuance or sale by the Borrower or any Subsidiary of any partnership interest, capital stock or other equity interests, as applicable, of the Borrower or any such Subsidiary or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such securities or interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to the Borrower or any Guarantor and (b) any issuance of directors' qualifying shares or equity interests and (c) any issuance or sale by the Borrower of capital stock or other equity interests in the Borrower (i) to an Unrestricted Subsidiary or (ii) to employees of the Borrower or its Restricted Subsidiaries pursuant to (x) the management incentive, employee stock option and other plans described on Schedule 1.01(a) and (y) other employee stock or option plans approved by the Board of Directors of the Borrower.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "PROHIBITED TRANSACTION" with respect to which the Borrower or any of its Subsidiaries is a "disqualified Person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such

Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

         "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII.

         "EXCESS CASH FLOW" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period, the sum (without duplication) of:

                  (a) Consolidated Net Income for such period; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries increased during such period plus
         (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (g) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such period plus (ii) the amount, if any, by which Net

         Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries decreased during such period; minus

                  (e) Capital Expenditures for such period; minus

                  (f) Cash dividends paid during such period that are permitted by Section 6.06 and have not otherwise been deducted in determining Consolidated Net Income; minus

                  (g) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Restricted Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to clauses (b) through (e) of Section 2.13, (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (g) when made, (iv) Indebtedness referred to in clauses (c) through (i) of
         Section 6.01 and (vi) voluntary prepayments of Indebtedness other than Term Loans.

         "FAMILY PERCENTAGE HOLDING" shall mean the aggregate percentage of the securities held by a Qualifying Trust representing, directly or indirectly, an interest in voting shares or rights to voting shares of the Borrower, that it is reasonable, under all the circumstances, to regard as being held beneficially for Qualified Persons (or any class consisting of two or more Qualified Persons); PROVIDED always that in calculating the Family Percentage Holding (A) in respect of any power of appointment or discretionary trust capable of being exercised in favor of any of the Qualified Persons such trust or power shall be deemed to have been exercised in favor of Qualified Persons until such trust or power has been otherwise exercised; (B) where any beneficiary of a Qualified Trust has assigned, transferred or conveyed, in any manner whatsoever, his or her beneficial interest to another Person, then, for the purpose of determining the Family Percentage Holding in respect of such Qualifying Trust, the Person to whom such interest has been assigned, transferred or conveyed shall be regarded as the only Person beneficially interested in the Qualifying Trust in respect of such interest but in the case where the interest so assigned, transferred or conveyed is an interest in a discretionary trust or is an interest which may arise as a result of the exercise in favor of the assignor of a discretionary power of appointment and such discretionary trust or power of appointment is also capable of being exercised in favor of a Member of the McClatchy Family, such discretionary trust or power shall be deemed to have been so exercised in favor of Qualified Persons until it has in fact been otherwise exercised; and (C) the interest of any Permitted Residuary Beneficiary shall be ignored until its interest has indefeasibly vested.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTERS" shall mean the Fee Letter dated November 10, 1997, between McClatchy and the Arranger and the Fee Letter dated January 6, 1998, between McClatchy and the Administrative Agent.

         "FEES" shall mean, the Arranger's Fees, the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

         "FIXED CHARGES" means (a) Debt Service and
(b) dividends paid by the Borrower.

         "FIXED CHARGES RATIO" means (i) for the first fiscal quarter beginning after the Closing Date, the ratio of Adjusted EBITDA for such fiscal quarter to Fixed Charges for such fiscal quarter, (ii) for the second fiscal quarter beginning after the Closing Date, the ratio of (x) the sum of Adjusted EBITDA for such fiscal quarter and Adjusted EBITDA for the directly preceding fiscal quarter to (y) the sum of Fixed Charges for such fiscal quarter and Fixed Charges for the directly preceding fiscal quarter (iii) for the third fiscal quarter beginning after the Closing Date, the ratio of (x) the sum of Adjusted EBITDA for such fiscal quarter and Adjusted EBITDA for the two directly preceding fiscal quarters to (y) the sum of Fixed Charges for such quarter and Fixed Charges for the two directly preceding fiscal quarters and (iv) for any other fiscal quarter, the ratio of Adjusted EBITDA for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter to Fixed Charges for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body and the National Association of Insurance Commissioners (the "NAIC").

         "GUARANTEE" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "GUARANTORS" shall mean, on the Closing Date, each Person that is a Restricted Subsidiary of the Borrower after giving effect to the Acquisition, all of which are listed on Schedule 1.01(b), and, after the Closing Date shall mean each Person that is, at any time, a party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such Person.

         "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business and (y) obligations to dissenting shareholders who choose appraisal rights in connection with the Acquisition), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

         "INDEMNITEE" shall have the meaning assigned to such term in Section 9.05(b).

         "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Guarantors and the Collateral Agent.

         "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "INTEREST COVERAGE RATIO" means (i) for the first fiscal quarter beginning after the Closing Date, the ratio of Consolidated EBITDA for such fiscal quarter to Net Interest Expense for such fiscal quarter, (ii) for the second fiscal quarter beginning after the Closing Date, the ratio of (x) the sum of Consolidated EBITDA for such fiscal quarter and Consolidated EBITDA for the directly preceding quarter to (y) the sum of Net Interest Expense for such fiscal quarter and Net Interest Expense for the directly preceding fiscal quarter (iii) for the third fiscal quarter beginning after the Closing Date, the ratio of (x) the sum of Consolidated EBITDA for such fiscal quarter and Consolidated EBITDA for the two directly preceding fiscal quarters to (y) the sum of Net Interest Expense for such quarter and Net Interest Expense for the two directly preceding fiscal quarters and (iv) for any other fiscal quarter, the ratio of Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter to Net Interest Expense for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.

         "INTEREST PAYMENT DATE" shall mean, with respect to (a) any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31 and (b) with respect to any Eurodollar Borrowing, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

         "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if Interest Periods of such duration are available from each Lender, 9 or 12 months) thereafter, as the Borrower may elect; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "ISSUING BANK" shall mean, as the context may require, Bank of America National Trust and Saving Association or such other Lenders as are designated from time to time by the Borrower.

         "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

         "L/C COMMITMENT" shall mean, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

         "L/C DISBURSEMENT" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

         "LENDERS" shall mean (a) the financial institutions listed on Schedule 2.01, as such schedule may be revised on the Closing Date in accordance with the preamble to this Credit Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

         "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

         "LEVERAGE RATIO" shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered in accordance with Section 5.04.

         "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits in an amount most closely equal to the amount of such Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Commitment Letter between McClatchy and the Arranger dated November 10, 1997 and the Fee Letters.

         "LOAN PARTIES" shall mean the Borrower and the Guarantors.

         "LOANS" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits available to the Lenders under any Loan Document taken as a whole.

         "MAXIMUM RATE" shall have the meaning assigned to such term in Section 9.09.

         "MCCLATCHY" means McClatchy Newspapers, Inc.

         "MEMBER OF THE MCCLATCHY FAMILY" shall mean:

         (i)      the Persons listed on Schedule 1.01(c);

         (ii) the spouse, for the time being and from time to time, of any Person listed on Schedule 1.01(c);

         (iii) after the death of any Person listed on Schedule 1.01(c), the widow or widower, if any, of any Person listed on Schedule 1.01(c);

         (iv)     the issue of any Person listed on Schedule 1.01(c);

         (v) individuals adopted by any Person listed on Schedule 1.01(c) or adopted by any of the issue of any Person listed on
                  Schedule 1.01(c), PROVIDED that such individuals have not attained the age of majority at the date of such adoption, together with the issue of any such adopted individuals;

         PROVIDED that if any Person is born out of wedlock he shall not be deemed to be the issue of another Person for the purposes hereof unless and until he is proven or acknowledged to be the issue of such Person; or

         (vi) a Qualifying Trust, but only to the extent of its Family Percentage Holding of voting shares or rights to voting shares of the capital stock of the Borrower at such time.

         "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization dated November 13, 1997 between
McClatchy and Cowles.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof net of (i) costs of sale (including any legal and advisory fees and expenses directly incurred in connection therewith and payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and
(iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (PROVIDED that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (b) with respect to any Equity Issuance, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith, (c) with respect to any casualty, insurance proceeds received in connection therewith and (d) with respect to any condemnation or similar event, condemnation awards and similar payments received in connection therewith.

         "NET INTEREST EXPENSE" means, for any period, Consolidated Interest Expense less the interest income of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "NET WORKING CAPITAL" means, at any date, (a) the consolidated current assets of the Borrower and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "NEW LENDING OFFICE" shall have the meaning assigned to such term in
Section 2.20(e).

         "NON-U.S. LENDER" shall have the meaning assigned to such term in Section 2.20(e).

         "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

         "OTHER TAXES" shall have the meaning assigned to such term in Section 2.20(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "PERMITTED ACQUISITIONS" means acquisitions of not less than a majority of the outstanding equity securities of any entity, a division of any entity or any similar business unit (or of substantially all the assets and business of any of the foregoing) engaged in a Related Business so long as in the case of each such acquisition of capital stock, such acquisition was not preceded by an unsolicited tender offer for such capital stock by the Borrower or any of its Affiliates.

         "PERMITTED DIVIDEND AMOUNT" shall mean an amount per share (subject to adjustment in the event of a stock split) per annum equal to $0.38 for the 12-month period following the Closing Date, which may be increased by up to $.02 per share per annum; such permitted annual increase to be $.04 per share if the Leverage Ratio is less than 4.5 to 1, $.08 per share if the Leverage Ratio is less than 4.0 to 1, $.11 per share if the Leverage Ratio is less than 3.5 to 1 and $.14 per share if the Leverage Ratio is less than 3.0 to 1.

         "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

         "PERMITTED RESIDUARY BENEFICIARY" shall mean any Person who is a beneficiary of a Qualifying Trust and, under the terms of the Qualifying Trust, is entitled to distributions out of the capital of such Qualifying Trust only after the death of all of the Qualified Persons who are beneficiaries of such Qualifying Trust.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of Exhibit G, between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "PREPAYMENT ACCOUNT" shall have the meaning assigned to such term in Section 2.13(i).

         "PRO FORMA COMPLIANCE" shall mean compliance by the Borrower on a pro forma basis with the covenants set forth in Sections 6.04 and 6.11 for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which financial statements have been delivered in accordance with
Section 5.04 as if the designation of a Restricted Subsidiary as an Unrestricted Subsidiary with respect to which Pro Forma Compliance is being measured had occurred on the first day of such period.

         "PROPERTY" shall have the meaning assigned to such term in Section 3.17

         "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving
Credit Commitment.

         "QUALIFIED PERSON" shall mean a Person referred to in clauses (i) through (v) of the definition of "Member of the McClatchy Family" or the spouse, widow or widower for the time being and from time to time of any Person described in clauses (iv) or (v) of the definition of "Member of the McClatchy Family".

         "QUALIFYING TRUST" shall mean a trust (whether testamentary or inter vivos) any beneficiary of which is a Qualified Person.

         "REFERENCE RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect at its principal office in San Francisco; each change in the Reference Rate shall be effective on the date such change is publicly announced as being effective. The Reference Rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

         "REFINANCED INDEBTEDNESS" shall mean the existing Indebtedness of Cowles and McClatchy that is described on Schedule 1.01(d) hereto, all of which will be refinanced on Closing Date.

         "REGISTER" shall have the meaning given such term in
Section 9.04(d).

         "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELATED BUSINESS" means any business of the types conducted by the Borrower and its Restricted Subsidiaries as conducted on the Closing Date and any business substantially related thereto, including on-line services businesses and other media and telecommunications businesses.

         "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time.

         "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "RESTRICTED SUBSIDIARY" shall mean each Subsidiary whether now owned or hereafter created or acquired other than those Subsidiaries designated as Unrestricted Subsidiaries in accordance with Section 5.14.

         "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

         "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.13 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, PLUS the aggregate amount at such time of such Lender's L/C Exposure, PLUS the aggregate amount at such time of such Lender's Swingline Exposure.

         "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment.

         "REVOLVING CREDIT MATURITY DATE" shall mean the date that is seven years from the Closing Date.

         "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of
Section 2.01.  Each Revolving Loan shall be a Eurodollar
Revolving Loan or an ABR Revolving Loan.

         "SECURED PARTIES" shall have the meaning assigned to such term in the Security Agreement.

         "SECURITY AGREEMENT" shall mean the Security Agreement, substantially in the form of Exhibit H, between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "SECURITY DOCUMENTS" shall mean the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

         "S&P" means Standard & Poor's.

         "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the

Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "STRATEGIC INVESTMENT" means acquisitions of less than a majority of the outstanding equity securities of any entity (other than an Unrestricted Subsidiary) engaged in a Related Business.

         "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" shall mean any subsidiary of the Borrower.

         "SUBORDINATED DEBT" shall mean any unsecured Indebtedness of the Borrower (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Tranche B Maturity Date, and the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other Obligations on terms and conditions acceptable to the Required Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof.

         "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to
Section 2.09.

         "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

         "TAXES" shall have the meaning assigned to such term in
Section 2.20(a).

         "TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

         "TERM LOAN COMMITMENTS" shall mean the Tranche A Commitments and the Tranche B Commitments.

         "TERM LOAN REPAYMENT DATES" shall mean the Tranche A
Term Loan Repayment Dates and the Tranche B Term Loan
Repayment Dates.

         "TERM LOANS" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

         "Total Consolidated EBITDA" means, for any period, Consolidated Net Income determined without excluding income or losses of Unrestricted Subsidiaries plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) income or franchise tax expense for such period, (b) interest expense, (c) depreciation and amortization expense and (d) any non-cash charges or non-cash losses, minus, to the extent added in computing such Consolidated Net Income, (i) any non-cash gains or other non-cash items and (ii) any income tax credits, all as determined on a consolidated basis with respect to the Borrower and its Restricted and Unrestricted Subsidiaries in accordance with GAAP.

         "TOTAL DEBT" shall mean, at any time, all Indebtedness of the Borrower and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP.

         "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "TRANCHE A COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "TRANCHE A MATURITY DATE" shall mean [March 21, 2005].

         "TRANCHE A TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans.

         "TRANCHE A TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11(a)(i).

         "TRANCHE A TERM LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Tranche A Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

         "TRANCHE B COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on
Schedule 2.01 (as such schedule may be revised on the Closing Date in accordance with the preamble to this Credit Agreement), or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "TRANCHE B MATURITY DATE" shall mean [September 19,
2007].

         "TRANCHE B TERM BORROWING" shall mean a Borrowing comprised of Tranche B Term Loans.

         "TRANCHE B TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11(a)(ii).

         "TRANCHE B TERM LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Tranche B Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

         "TRANSACTION COSTS" shall mean the fees and expenses to be paid by the Borrower, Cowles and McClatchy in connection with the Acquisition in an aggregate amount not to exceed
$37,000,000.

         "TRANSACTIONS" shall have the meaning assigned to such term in Section 3.02.

         "TRANSFEREE" shall have the meaning assigned to such term in Section 2.20(a).

         "TYPE", when used in respect of any Loan or Borrowing, shall refer to whether such Borrowing is a Eurodollar Borrowing or an ABR Borrowing.

         "UNRESTRICTED SUBSIDIARY" shall mean each Subsidiary listed on Schedule 1.01(e) hereto and any other Subsidiary, whether now owned or hereafter created or acquired, that is designated as an Unrestricted Subsidiary in accordance with
Section 5.14.

         "WHOLLY OWNED SUBSIDIARY" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a).


                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Term Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Term Commitment and (c) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Revolving Credit Commitment. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. LOANS. (a) Each Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be made in an aggregate principal amount that is
(i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in San Francisco as the Administrative Agent may designate not later than 10:00 a.m., San Francisco time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such

Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

         (f) If the applicable Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 (noon), San Francisco time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 10:00 a.m., San Francisco time, on any day, not later than 8:00 a.m., San Francisco time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to
Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable

Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and
(ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

         SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 9:00 a.m., San Francisco time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 9:00 a.m., San Francisco time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (or to the Swingline Lender for the account of the Swingline Lender in the case of Swingline Loans that have not been participated pursuant to Section 2.22(e)) the then unpaid principal amount of each Swingline Loan, on the Swingline Maturity Date applicable to such Loan or, if earlier, on the

Revolving Credit Maturity Date, the principal amount of each Term Loan of such Lender as provided in Section 2.11 and the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein (other than as a result of an assignment), a commitment fee (a "COMMITMENT FEE") equal to the Applicable Percentage on the daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) for each day during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity

Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments (other than the Revolving Credit Commitments of the Swingline Lender) shall be deemed utilized as a result of outstanding Swingline Loans.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letters at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated (other than as a result of an assignment) as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Pro Rata Percentage of the actual daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage and (ii) to the applicable Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by such Issuing Bank (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06.  INTEREST ON LOANS.  (a)  Subject to the
provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or

366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Reference Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing and Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.07 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Revolving Credit Maturity
Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Reference Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

         SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or if the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Eurodollar Loans (or its Eurodollar Loan) during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments shall automatically terminate at 3:00 p.m., San Francisco time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitments shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, if the initial Credit Event shall not have occurred by the earlier of (i) the consummation of the Acquisition and
(ii) 1:00 p.m., San Francisco time, on April 10, 1998, all the Commitments shall automatically terminate at such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 9:00 a.m., San Francisco time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 9:00 a.m., San Francisco time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 9:00 a.m., San Francisco time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                   each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                   if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                   each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                   if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                   any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                   any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  no Interest Period that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period may be selected for any Eurodollar Term Borrowing if, after giving effect to such selection, the aggregate outstanding amount of
         (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

                   upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest

Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

         SECTION 2.11. REPAYMENT OF TERM BORROWINGS. (a)(i) The Borrower shall repay Tranche A Term Loans in 28 consecutive installments, payable on March 31, June 30, September 30 and December 31 of each year beginning with June 30, 1998, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "TRANCHE A TERM LOAN REPAYMENT DATE"), in the amounts (as adjusted from time to time pursuant to Sections 2.12 and 2.13(f)) set forth below for each installment, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

          Installments                        Amount
          ------------                        ------

              1-4                          $  4,593,750
              5-8                             9,187,500
              9-12                           18,375,000
             13-16                           22,968,750
             17-20                           27,562,500
             21-24                           45,937,500
             25-28                           55,125,000

         (ii) The Borrower shall repay Tranche B Term Loans in 19 consecutive semi-annual installments, payable on March 31 and September 30 of each year beginning with September 30, 1998 or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "TRANCHE B TERM LOAN REPAYMENT DATE"), in an aggregate principal amount (as adjusted from time to time pursuant to Sections 2.12 and 2.13(f)) equal to the product of (i) the percentage set forth below for each installment and (ii) the aggregate amount of Tranche B Term Loans outstanding on the Closing

Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

       Installments                  Percentage
       ------------                  ----------

         1-14                            0.50%
         15-16                           7.00%
         17                             14.00%
         18                             30.00%
         19                             35.00%

         (b) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 9:00 a.m., San Francisco time; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Optional prepayments of Term Loans shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans and applied, in the first instance, to the next four remaining scheduled installments of principal due in respect of the Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively, and then pro rata against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and
(ii), respectively.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but shall otherwise be without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

         (b) Not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(f); PROVIDED, HOWEVER, that if the aggregate Net Cash Proceeds received with respect to Asset Sales in any fiscal year do not exceed $5,000,000, payment may be made no later than December 31 of such year.

         (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.13(f).

         (d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 1998, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to

50% of (i) the amount by which Excess Cash Flow exceeds $25,000,000 for the fiscal year then ended; PROVIDED, HOWEVER, that if the Leverage Ratio on the date of such payment and on the last day of such fiscal year is less than 3.0 to 1.0, no prepayment with respect to Excess Cash flow will be required.

         (e) In the event that there shall occur any casualty or condemnation and, pursuant to Section 5.11, the Net Cash Proceeds therefrom are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with
Section 2.13(f).

         (f) Mandatory prepayments shall (i) first be allocated pro rata between the then outstanding Tranche A Term Loans and Tranche B Term Loans, and applied pro rata against the then remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively and (ii) then, once the Term Loans have been repaid in full, applied to reduce the Revolving Commitments and repay Revolving Credit Borrowings and Swingline Loans on a pro rata basis.

         (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (h) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "PREPAYMENT ACCOUNT" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (h). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Banks, the Swingline Lender and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

         SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or Issuing Bank by the jurisdiction in which such Lender or Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or such Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, upon demand such Additional Amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such Additional Amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered; PROVIDED, HOWEVER, that the Borrower will only be obligated to pay such Additional Amounts if other similarly situated borrowers of such Lender are also required to pay such Additional Amounts.

         (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans

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                                                                              49

         will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. PRO RATA TREATMENT. Except as provided below in this
Section 2.17 or in Section 2.22 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, L/C Participation Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or

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                                                                              51

involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure and participations in Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 10:00 a.m., San Francisco time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the

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                                                                              52

applicable Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at 1850 Gateway Boulevard, Concord, California 94520.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. TAXES. (a) Any and all payments by or on behalf of the Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) income taxes imposed on the net income of the Administrative Agent, any Lender or any Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or any Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or such Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "TAXES"). If the Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or any Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("OTHER TAXES").

         (c) The Borrower will indemnify the Administrative Agent, each Lender and each Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or an Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or any Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender and Issuing Bank (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001, or any subsequent version thereof or successors thereto or Form 4224, or any subsequent version thereof or successors thereto, or, in the case of a Non-U.S. Lender or Issuing Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender or Issuing Bank delivers a Form W-8, a certificate representing that such Non-U.S. Lender or Issuing Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender or Issuing Bank claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender or Issuing Bank on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender or Issuing Bank changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender or Issuing Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender or Issuing Bank. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender or Issuing Bank shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender or Issuing Bank is not legally able to deliver. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances relating to such Lender which rendered the exemption from, or reduction of, withholding tax ineffective) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including attorneys' fees and expenses). The obligation of the Lender under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or Issuing Bank or to pay any Additional Amounts to any Non-U.S. Lender or Issuing Bank, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender or Issuing Bank became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender or Issuing Bank designated such New Lending Office with respect to a Loan or a Letter of Credit; PROVIDED, HOWEVER, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or Additional Amounts any Transferee, or any Lender or Issuing Bank (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender or Issuing Bank (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Non-U.S. Lender or Issuing Bank to comply with the provisions of paragraph (f) above.

         (g) Nothing contained in this Section 2.20 shall require any Lender or Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14(a), (ii) any Lender or Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any Additional Amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an

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                                                                              56

assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); PROVIDED FURTHER that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or Issuing Bank's claim for compensation under
Section 2.14(a) or notice under Section 2.15 or the amounts paid pursuant to
Section 2.20, as the case may be, cease to cause such Lender or Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or Issuing Bank pursuant to paragraph (b) below), or if such Lender or Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any Additional Amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank, pursuant to Section 2.20, then such Lender or Issuing Bank shall use reasonable efforts (which shall not require such Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $30,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is not less than $1,000,000 and in an integral multiple of $50,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) SWINGLINE LOANS. The Borrower shall notify the Swingline Lender by telecopy, or by telephone (confirmed by telecopy), not later than 10:00 a.m., San Francisco time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the requested maturity date (each such date, a "Swingline Maturity Date") of such Swingline Loan (which maturity date shall be no later than the thirtieth day after the requested date of such Swingline Loan). The Swingline Lender will promptly advise the Administrative Agent of any notice received from the Borrower pursuant to this paragraph (b) and shall obtain telephone verifications from the Administrative Agent tha such requested borrowing will not result in (i) the aggregate of all Swingline Loans exceeding $30,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit

Commitment. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 2:00 p.m. on the date such Swingline Loan is so requested.

         (c) PREPAYMENT. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, without premium or penalty (except as otherwise provided herein) upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender before 8:00 a.m., San Francisco time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule
2.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. The Swingline Lender shall promptly notify the Administrative Agent of all prepayments of Swingline Loans.

         (d) INTEREST. Each Swingline Loan shall bear interest at a rate equal to the cost of funds of the Swingline Lender plus the Applicable Percentage with respect to Revolving Credit Eurodollar Loans on such date.

         (e) PARTICIPATIONS. The Swingline Lender may on any Business Day, by written notice given to the Administrative Agent not later than 10:00 a.m., San Francisco time, require the Revolving Credit Lenders to acquire participations in all outstanding Swingline Loans. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding the foregoing, no Lender shall be obligated to participate in any Swingline Loan to the extent that such participation would cause such Lender's Revolving Credit Exposure to exceed such Lender's

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                                                                              59

Revolving Commitment. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and
Section 2.02(f) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         SECTION 2.23. LETTERS OF CREDIT. (a) GENERAL. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (at least three days in advance of the requested date of issuance, amendment, renewal or extension or such shorter time period agreed upon by the Issuing Bank and the Borrower) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such

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                                                                              60

other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the applicable Issuing Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to
(i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and
(iii) the borrowing or repayment of any Revolving Credit Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $50,000,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of

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                                                                              61

Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) REIMBURSEMENT. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 12:00 (noon), San Francisco time, on any Business Day, not later than 10:00 a.m., San Francisco time, on the immediately following Business Day.

         (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or

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                                                                              62

         other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of an Issuing Bank.

         (g) DISBURSEMENT PROCEDURES. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment

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                                                                              63

under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) INTERIM INTEREST. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

         (i) RESIGNATION OR REMOVAL OF AN ISSUING BANK. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context

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                                                                              64

shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements for which they have not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

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                                                                              65

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

         SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder (collectively, the "FINANCING TRANSACTIONS" and, together with the Acquisition, and the other transactions contemplated hereby the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order applicable to the Borrower or any Subsidiary of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

         SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing by the Borrower, McClatchy, Cowles or any of their respective Subsidiaries with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) the filing of certificates of merger with the Secretary of State of the State of Delaware on the Closing Date and (c) such as have been made or obtained and are in full force and effect.

         SECTION 3.05. FINANCIAL STATEMENTS. (a) McClatchy has heretofore furnished to the Lenders (i) its consolidated balance sheets and statements of income and changes in financial condition (A) as of and for the fiscal year ended December 31, 1996, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1997, certified by its chief financial officer and (ii) the consolidated balance sheets and statements of income and changes in financial condition of Cowles (A) as of and for the fiscal year ended March 31, 1997, audited by and accompanied by an audit opinion of KPMG Peat Marwick, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1997, certified by the chief financial officer of Cowles. Such financial statements present fairly the financial condition and results of operations and cash flows of McClatchy and its consolidated Subsidiaries and Cowles and its consolidated Subsidiaries, respectively, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of McClatchy and its consolidated Subsidiaries and Cowles and its consolidated Subsidiaries, respectively, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of January 31, 1998 and will deliver to the Lenders on

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                                                                              67

the Closing Date its unaudited pro forma consolidated balance sheet as of February 28, 1998, each prepared giving effect to the Acquisition as if it had occurred on such date and its unaudited pro forma statements of income for the fiscal year ended December 31, 1997, prepared giving effect to the Acquisition as if it had occurred at the beginning of such periods. Such pro forma balance sheet and pro forma statements of income have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Acquisition and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date, assuming that the Acquisition had actually occurred at such dates.

         SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of the Borrower and the Subsidiaries, taken as a whole, since the date of this Agreement, McClatchy and its subsidiaries, taken as a whole, since December 31, 1996 or of Cowles and its subsidiaries, taken as a whole, since March 31, 1997.

         SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Except as set forth on Schedule 3.07(c), the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation

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                                                                              68

proceeding affecting any material property or any sale or disposition thereof in lieu of condemnation.

         (d) Except as set forth on Schedule 3.07(d), neither the Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any material property or any interest therein.

         SECTION 3.08. SUBSIDIARIES. (a) Schedule 3.08(a) sets forth as of the Closing Date after giving effect to the Acquisition a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens.

         (b) As of the Closing Date, except as set forth on Schedule 3.08(b), there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plans or similar plans) of any nature relating to any Capital Stock of the Borrower and its Subsidiaries.

         SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. AGREEMENTS. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

         SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. TAX RETURNS. Each of the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

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                                                                              70

         SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a material adverse effect on the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.17:

         (a) The properties owned or operated by the Borrower and the Subsidiaries (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

         (c) There have been no Releases or to the Borrower's knowledge threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could result in a Material Adverse Effect;

         (d) Neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

         SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower, McClatchy or Cowles or by the Borrower, McClatchy or Cowles on behalf of their respective subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

         SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a)
Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on
Schedule 3.20(a).

         (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all material real property leased by the Borrower and the Restricted Subsidiaries (other than The Newspaper Network) and the addresses thereof. The Borrower

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                                                                              73

and the Restricted Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

         SECTION 3.21. LABOR MATTERS. (a) As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

         (b) No collective bargaining agreement to which the Borrower or any Subsidiary is bound will give rise to any right of termination or right of renegotiation as a result of the consummation of the Transactions except as disclosed on Schedule 3.21(b).

         SECTION 3.22. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.23. COPYRIGHTS, TRADEMARKS, ETC. Except as set forth on
Schedule 3.23, the Borrower and its Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing (collectively, "INTELLECTUAL PROPERTY") that are

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(a) necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries and the use of any other Intellectual Property currently used by the Borrower and its Subsidiaries in their respective businesses does not infringe on the rights of any Person and, except as set forth on Schedule 3.23, may be transferred in connection with any sale of assets or equity interests of the related business of the Borrower and its Subsidiaries.

         SECTION 3.24. YEAR 2000 COMPLIANCE. The Borrower does not believe the "year 2000 issue" (that is, the risk that computer applications may not be able to properly perform date sensitive functions after December 31, 1999) will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the obligations.


                                   ARTICLE IV

                              CONDITIONS OF LENDING

         The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, including each Borrowing of a Swingline Loan and on the date of each issuance of a Letter of Credit (each such event being called a "CREDIT EVENT"):

         (a) The Administrative Agent shall have received a notice in the form of Exhibit I attached hereto of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by
Section 2.22(b).

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                                                                              75

         (b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

         SECTION 4.02.  FIRST CREDIT EVENT.  On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, and the Issuing Banks, a favorable written opinion of (i) Pillsbury Madison & Sutro LLP, counsel for the Borrower and McClatchy, substantially to the effect set forth in Exhibit H-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit H-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Banks, the Administrative Agent and the Lenders.

                  (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the

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                                                                              76

         execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Banks or Cravath, Swaine & Moore, counsel for the Syndication Agent, may reasonably request.

                  (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (e) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Subsidiaries and the other securities required to be delivered thereunder shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares and other securities, accompanied by instruments of transfer and stock or other relevant powers endorsed in blank, shall be in the actual possession of the Collateral Agent; PROVIDED that to the extent to do so would cause adverse tax consequences to the Borrower, (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the capital stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be

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                                                                              77

         required to pledge the capital stock of any of its Foreign
         Subsidiaries.

                  (f) The Security Agreement shall have been duly executed by the parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (g) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (h) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

                  (i) The Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (j) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

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                                                                              78

                  (k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (l) The Administrative Agent shall have received from the Borrower conformed copies, certified and true and complete, of the Merger Agreement, duly authorized, executed and delivered by each party thereto, and such Merger Agreement shall constitute a legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) The Lenders shall be satisfied with (i) the capitalization, corporate structure and equity ownership of the Borrower and its Subsidiaries and (ii) all legal, tax and accounting matters related to the formation, capitalization and operations of the Borrower (it being understood that, based on information provided by the Borrower to the Syndication Agent prior to November 10, 1997, the Syndication Agent was so satisfied and that, if subsequent to such date there is no change materially adverse to the interests of the Lenders with respect to such matters and the Lenders do not become aware of any information not previously disclosed with respect to such matters that is materially adverse to their interests, the Lenders will be so satisfied on the Closing Date).

                  (n) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions. The Transactions shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated in

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                                                                              79

         accordance with the Merger Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of the Merger Agreement not approved by the Required Lenders. The Administrative Agent shall have received copies of the Merger Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct and the Merger Agreement shall contain no material changes adverse to the interests of the Lenders compared to the final form of such documents delivered to the Syndication Agent prior to November 10, 1997.

                  (o) The Lenders shall have received pro forma consolidating and consolidated balance sheets of the Borrower as of February 28, 1998, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information (including the schedule of sources and use of funds) previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of its Restricted Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than Indebtedness (i) incurred under the Loan Documents or (ii) otherwise permitted by Section 6.01.

                  (p) The Administrative Agent shall have received from the Borrower (i) the financial statements referred to in Section 3.05 and
         (ii) such other information as the Lenders shall reasonably have requested.

                  (q) There shall have been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), results of operations or prospects of the Borrower and the Subsidiaries, taken as a whole since the date of this Agreement, McClatchy and its subsidiaries, taken as a whole, since December 31, 1996 or of Cowles and its subsidiaries, taken as a whole, since March 31, 1997.

                  (r) The Refinanced Indebtedness shall have been terminated and repaid, or shall be terminated and repaid simultaneously with the initial funding of Loans hereunder, in full, and all Liens in respect thereof shall have been, or will contemporaneously with the initial funding of Loans hereunder be, released.

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                                                                              80

                  (s)  The Transaction Costs shall not exceed $37,000,000.

                  (t) On the Closing Date, the Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of the Borrower, McClatchy and Cowles and the other Subsidiaries (it being understood that, based on information provided by the Borrower to the Syndication Agent prior to November 10, 1997, the Syndication Agent was so satisfied and that, if subsequent to such date there is no change materially adverse to the interests of the Lenders with respect to such matters and the Lenders do not become aware of any information not previously disclosed with respect to such matters that is materially adverse to their interests, the Lenders will be so satisfied on the Closing Date).

                  (u) On the Closing Date, the Lenders shall be reasonably satisfied with the sufficiency of amounts available under the Revolving Facility to meet the ongoing working capital requirements of the Borrower and its Subsidiaries following consummation of the Transactions (it being understood that, based on information provided by McClatchy to the Syndication Agent prior to November 10, 1997, the Syndication Agent was so satisfied and that, if subsequent to such date there is no change materially adverse to the interests of the Lenders with respect to such matters and the Lenders do not become aware of any information not previously disclosed with respect to such matters that is materially adverse to their interests, the Lenders will be so satisfied on the Closing Date.)

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                                                                              81

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the real property owned or leased by the Borrower or a Subsidiary) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or

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                                                                              82

death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

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                                                                              83

         (d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Lenders, the Issuing Banks or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time to require the Borrower and the other Loan Parties to keep other insurance in such form and amount as the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

         SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge

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                                                                              84

shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of any Property, there is no risk of forfeiture of such Property.

         SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.11;

                  (d) on an annual basis, projections as to the performance of the Borrower, presented in a manner consistent with the projections in the Confidential Information Memorandum on a quarterly basis with respect to the first projected year and on an annual basis for the period from the date of the most recent balance sheet included in the financial statements delivered pursuant to paragraph (a) above through the last day of the fiscal year in which the Tranche B Maturity Date occurs, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared using assumptions believed in good faith by the management of the Borrower to be reasonable as of the date of such certificate (which shall be subsequent to the date of the most recent balance sheet included in such financial statements.)

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                  (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

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                                                                              86

         SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $10,000,000 or requiring payments exceeding $10,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

         SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent necessary (i) to comply with all requirements of law and (ii) to permit the financial statements of the Borrower and its Subsidiaries to be prepared in conformity with GAAP. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative

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                                                                              87

Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 5.10. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

         SECTION 5.11. CASUALTY AND CONDEMNATION. (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

         (b) If any event described in paragraph (a) of this Section results in Net Cash Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise) (x) if an Event of Default exists or would result therefrom, the Administrative Agent shall be authorized to collect such Net Cash Proceeds and such Net Cash Proceeds shall be applied to

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                                                                              88

prepay Loans as provided in Section 2.13(f) and (y) if an Event of Default does not exist and would not result therefrom, the Borrower or any Restricted Subsidiary shall utilize such Net Cash Proceeds to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document.

         (c) If any Net Cash Proceeds have not been utilized as required by
Section 5.11(b) on the date that is one year after the occurrence of the event resulting in such Net Cash Proceeds, then such Net Cash Proceeds shall be applied to prepay Loans as provided in Section 2.13(f).

         SECTION 5.12. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower (including assets acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.13. INTEREST RATE PROTECTION. As promptly as practicable, and in any event within 180 days after the Closing Date, the Borrower will enter into, and thereafter until the earlier of (x) the date that is two years after the Closing Date and (y) the date on which either S&P or Moody's shall have assigned ratings of BBB- or Baa3, respectively, or better to the Index Debt, will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Arranger, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least $300 million of the outstanding Indebtedness of the Borrower.

         SECTION 5.14. DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Borrower will be permitted to designate a Subsidiary as an Unrestricted Subsidiary by the delivery to the Administrative Agent by a Responsible Officer of a written notice certifying that all conditions set forth in this Section 5.14 are satisfied as of the effective date of such designation which certification shall set forth the effective date of such designation and shall set forth the computations and information as may be required to demonstrate that the Borrower is in compliance with this Section 5.14 PROVIDED that (a) no Default or Event of Default shall exist immediately before or after the effective date of any such designation and the Borrower shall be in Pro Forma Compliance after giving effect to such designation; and (b) the Borrower shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary if as a result of such designation the Attributable Amount would exceed 5% of Total Consolidated EBITDA for the four consecutive fiscal quarter period ended on the date of the financial statements most recently delivered pursuant to Section 5.04. Notwithstanding anything contained in the foregoing to the contrary, any calculation of Pro Forma Compliance shall exclude the effect of any entity or business for the period during which such entity or business was not a Subsidiary of the Borrower, McClatchy or Cowles. Promptly after receiving any written notice from the Borrower regarding the designation thereby of an Unrestricted Subsidiary, the Administrative Agent will provide notice thereof to the Lenders. Once designated as an Unrestricted Subsidiary, an Unrestricted Subsidiary may not be redesignated as a Restricted Subsidiary.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to:

         SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

         (I) the Borrower, McClatchy and Cowles may incur, create, assume or permit to exist

                  (a) Indebtedness (other than the Refinanced Indebtedness) for borrowed money and Guarantees existing on the date hereof and set forth in Schedule 6.01(a), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) Indebtedness of the Borrower to any Subsidiary and of McClatchy or Cowles to the Borrower or any other Subsidiary; PROVIDED that Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                  (d) Guarantees by the Borrower of Indebtedness of any Wholly Owned Subsidiary and by McClatchy or Cowles of Indebtedness of the Borrower or any other Wholly Owned Subsidiary; PROVIDED that Guarantees by the Borrower or McClatchy or Cowles of Indebtedness of any Unrestricted Subsidiary shall be subject to Section 6.04; and

                  (e) Indebtedness of the Borrower or McClatchy or Cowles incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; PROVIDED that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and shall not exceed $50,000,000 at any time outstanding;

                  (f) Subordinated Debt in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

                  (g) other secured Indebtedness of the Borrower, McClatchy and Cowles; PROVIDED that the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 at any time outstanding;

                  (h) appeal bonds in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                  (i) unsecured Indebtedness issued to a litigant in connection with the settlement of any litigation described on Schedule 6.01(j) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                  (j) other unsecured Indebtedness of the Borrower McClatchy or Cowles; PROVIDED that the aggregate principal amount of such Indebtedness together with Indebtedness permitted by clause (g) shall not exceed $100,000,000 at any time outstanding; and

                  (k) Hedging Agreements permitted by Section 6.09; and

(II) Restricted Subsidiaries other than McClatchy and Cowles may incur, create, assume or permit to exist

                  (a) Indebtedness created hereunder and under the Loan Documents;

                  (b) Indebtedness to any Restricted Subsidiary and of any Wholly Owned Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; PROVIDED that Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                  (c) Guarantees of Indebtedness of any Wholly Owned Restricted Subsidiary of the Borrower; PROVIDED that Guarantees of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to
         Section 6.04;

                  (d) Liens in favor of the PBGC permitted by
         Section 6.02(k);

                  (e) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the Indebtedness of such Subsidiary does not exceed 10% of the value of the total assets of such Subsidiary; and

                  (f) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

         SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; PROVIDED that
         (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of such property, (B) materially reduce the fair market value of such property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such property;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (j) Liens securing Indebtedness permitted by Section 6.01(g); PROVIDED that such Liens apply to property and assets of the Borrower, McClatchy and Cowles that have an aggregate fair market value no greater than $50,000,000; and

                  (k) Liens in favor of the PBGC to secure pension obligations; PROVIDED that such Liens apply to property and assets of the Borrower and its Restricted Subsidiaries that have an aggregate fair market value no greater than $15,000,000.

         SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments by the Borrower and its Restricted Subsidiaries (i) existing on the date hereof in the capital stock of the Subsidiaries and (ii) at any time in the capital stock of any wholly owned Restricted Subsidiary that is a Loan Party; PROVIDED that any such shares of capital stock shall be pledged pursuant to the Pledge Agreement.

                  (c) loans or advances made by the Borrower to any wholly owned Restricted Subsidiary and made by any Subsidiary to the Borrower or any other wholly owned Restricted Subsidiary; PROVIDED that (i) any such loans and advances shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) no such loans or advances may be made to Subsidiaries that are not Loan Parties;

                  (d) investments (other than those existing on the date hereof) in the capital stock of or loans and advances to, any Unrestricted Subsidiary up to an aggregate amount not to exceed 5% of the total assets of the Borrower and its Restricted Subsidiaries, taken as a whole; PROVIDED that any such shares of capital stock shall be pledged pursuant to the Pledge Agreement and any such loans or advances shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement.

                  (e) Guarantees constituting Indebtedness permitted by Section 6.01;

                  (f) the Borrower and its Restricted Subsidiaries may make any Permitted Acquisition or Strategic Investment; PROVIDED that the Borrower shall have delivered to the Administrative Agent a certificate certifying that at the time and immediately after giving effect to such Permitted Acquisition or Strategic Investment, (i) no Event of Default or Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance on a pro forma basis with the covenants set forth in Section 6.11, in each case as of the last day of the most recent fiscal quarter adjusted to give effect (as if such event had occurred on the first day of the four fiscal quarter period ended on such last day) to such Permitted Acquisition, and the adjustments and calculations set forth in such certificate shall be based on assumptions and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (iii) the aggregate amount of consideration paid (including fees and expenses and indebtedness of acquired entities assumed) in connection with (x) all such Permitted Acquisitions shall not exceed $100,000,000 in aggregate and (y) all such Strategic Investments shall not exceed $50,000,000 in aggregate.

         SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person (other than as permitted by Section 6.04(f)), except that (a) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation,
(ii) any wholly owned Restricted Subsidiary (other than McClatchy or Cowles) may merge into or consolidate with any other wholly owned Restricted Subsidiary (other than McClatchy or Cowles) in a transaction in which the surviving entity is a wholly owned Restricted Subsidiary and no Person other than the Borrower or a wholly owned Restricted Subsidiary receives any consideration and (iii) any wholly owned Restricted Subsidiary may merge into or consolidate with McClatchy or Cowles in a transaction in which McClatchy or Cowles is the surviving entity and no Person other than the Borrower or a wholly owned Restricted Subsidiary receives any consideration.

         SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF BORROWER AND RESTRICTED SUBSIDIARIES TO PAY DIVIDENDS. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; PROVIDED, HOWEVER, that (i) McClatchy and Cowles may declare and pay dividends or make other distributions to the Borrower, (ii) any other Subsidiary may declare and pay dividends or make other distributions to the Borrower or any wholly owned Restricted Subsidiary of the Borrower and, if no Default or Event of Default exists or would result therefrom, (iii) the Borrower may declare and pay a dividend on its common stock in an amount per share per annum not to exceed the Permitted Dividend Amount. So long as no Default or Event of Default exists or would result therefrom, the Borrower may declare or pay dividends in excess of the Permitted Dividend Amount if, after giving pro forma effect to the payment of such dividend by treating such dividend as a deduction to EBITDA, the Leverage Ratio for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.04 would be less than 2.5 to 1.

         (b) Permit its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Restricted Subsidiary.

         (c) Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan
         Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness of the Borrower and its Restricted
         Subsidiaries; and

                  (iv) payment of secured Indebtedness of the Borrower and its Restricted Subsidiaries that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

         SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than any Restricted Subsidiary), except (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (ii) pursuant to the contracts listed on Schedule 6.07; PROVIDED, HOWEVER, that donations that are approved by a written resolution of the Board of Directors of the Borrower may be made to the Cowles Foundation.

         SECTION 6.08. BUSINESS OF BORROWER AND RESTRICTED SUBSIDIARIES. Engage at any time in any business or business activity other than the business currently conducted by it and any Related Business.

         SECTION 6.09. HEDGING AGREEMENTS. Enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.13 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.10. AMENDMENT OF MATERIAL DOCUMENTS. Amend, modify or waive any of its rights under (a) any agreement relating to material Indebtedness or
(b) its certificate of incorporation, by-laws or other organizational documents in a manner that could be adverse in any significant respect to the interests of the Lenders.

         SECTION 6.11. FINANCIAL COVENANTS. (a) Total Debt to Consolidated EBITDA. Permit the ratio of (i) Total Debt outstanding on the last day of any fiscal quarter during any "Test Period" set forth below to (ii) Annualized EBITDA for such fiscal quarter to exceed the ratio set forth below:



        Test Period                                 Ratio
        -----------                                 -----

From June 30, 1998 through
September 30, 1998                                5.75 to 1
From December 31, 1998 through
September 30, 1999                                5.50 to 1
From December 31, 1999 through
September 30, 2000                                5.00 to 1
From December 31, 2000 through
September 30, 2001                                4.50 to 1
From December 31, 2001 through
September 30, 2002                                4.00 to 1
From December 31, 2002 and                        3.50 to 1
thereafter

         (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any fiscal quarter ending during any "Test Period" set forth below to be less than the ratio set forth opposite such Test Period:

        Test Period                                 Ratio
        -----------                                 -----

From June 30, 1998 through
September 30, 1998                                2.00 to 1
From December 31, 1998 through
September 30, 1999                                2.25 to 1
From December 31, 1999 through
September 30, 2000                                2.50 to 1
From December 31, 2000 and                        3.00 to 1
thereafter

         (c) Fixed Charges Ratio. Permit the Fixed Charges Ratio for any fiscal quarter ending during any "Test Period" set forth below to be less than the ratio set forth opposite such Test Period.

        Test Period                                Ratio
        -----------                                -----

From June 30, 1998 and thereafter                1.10 to 1

         (d) Capital Expenditures. Permit Capital Expenditures for any fiscal year of the Borrower set forth below to exceed the sum set forth opposite such fiscal year:

           Fiscal Year                      Amount
           -----------                      ------

              1998                       $ 60,000,000
              1999                       $ 75,000,000
              2000 and                   $100,000,000
          thereafter

; PROVIDED, HOWEVER, that an amount equal to the lesser of (x) the amount set forth opposite such fiscal year minus actual Capital Expenditures for such fiscal year and (y) the amount set forth opposite such fiscal year divided by two, may be carried over into the immediately following fiscal year.

              SECTION 6.12. TRANSFERS OF ASSETS TO RESTRICTED SUBSIDIARIES. Permit assets material to McClatchy or Cowles to be transferred, directly or indirectly, to any Restricted Subsidiary that is not at the time of such transfer a Guarantor.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

              (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

              (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

              (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in

         (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

              (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

              (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

              (f) the Borrower or any Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
         (i) relief in respect of the Borrower or any Restricted Subsidiary, or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or

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                                                                             101

         decree approving or ordering any of the foregoing shall be entered;

              (h) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

              (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Restricted Subsidiary to enforce any such judgment;

              (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000 or requires payments exceeding $10,000,000 in any year;

              (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except

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                                                                             102

         (i) pursuant to Section 9.17, (ii) to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and (iii) to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

              (l) any Guarantee shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be in full force and effect, except for Guarantees released pursuant to Section 9.17.; or

              (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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                                                                             103

                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

         SECTION 8.01. APPOINTMENT AND AUTHORIZATION. In order to expedite the transactions contemplated by this Agreement, Bank of America National Trust and Savings Association ("BOFA") is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENT"). Each of the Lenders and each assignee of any such Lender and each Issuing Bank, hereby irrevocably (subject to Section 8.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 8.02. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         SECTION 8.03. LIABILITY OF AGENT. None of the Agent- Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the

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                                                                             104

transactions contemplated hereby (except for its own gross negligence or wilful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document (other than the Agent) to perform its obligations hereunder or thereunder. No AgentRelated Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         SECTION 8.04. RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all of the Lenders, if required by Section 9.08 as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all of the Lenders, if required by Section 9.08 and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

              (b) For purposes of determining compliance with the conditions specified in Section 4.02 each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         SECTION 8.05. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders or all of the Lenders, if required by Section 9.08 in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         SECTION 8.06. CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any AgentRelated Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

         SECTION 8.07. INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, each of the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so),pro rata from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any indemnified person is a party thereto; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including reasonable attorney costs) incurred by the Agent in connection with the preparation, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all

Obligations hereunder and the resignation or replacement of the Agent.

         SECTION 8.08. AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

         SECTION 8.09. SUCCESSOR AGENT. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 8.10. COLLATERAL MATTERS. (a) The Agent is authorized on behalf of all the Lenders, without the

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                                                                             108

necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

              (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iv) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in subsection 9.08(b). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 8.10(b); provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 8.10.

              (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligations to such Lender under this Agreement and the other Loan Documents are not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

         SECTION 8.11. SYNDICATION AGENT; ARRANGER. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent" or "arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those expressly set forth in this Agreement or applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "syndication agent" or

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                                                                             109

"arranger" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Borrower, to it at 2100 "Q" Street, Sacramento, California 95816, Attention of General
         Counsel  (Telecopy No. (916) 326-5586);

              (b) if to the Administrative Agent, (i) for borrowing notices and notices of conversion or continuation: Bank of America National Trust and Savings Association, 1850 Gateway Boulevard, Concord, California 94520, Attention: Aaron Tamburello (Telephone No. (510) 675-8446 and Telecopy No. (510) 675-8500 and (ii) for all other notices: Bank of America National Trust & Savings Association, 1455 Market Street, Dept. 10831, San Francisco, CA 94103,
         Attention: Leandro Balidoy (Telephone No. (415) 436-4008 and Telecopy No. (415) 436-3425); and

              (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the

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                                                                             110

Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

         SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender, an Affiliate of such Lender or, with respect to an assignment of a Term Loan, an Approved Fund, (w) the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Banks and the

Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (x) the Arranger must give its consent to such assignment (which consent shall not be unreasonably withheld or delayed), (y) the Borrower must give its consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (z) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), or such lesser amount as the Administrative Agent, the Arranger and the Borrower shall agree, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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                                                                             113

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Swingline Lender, the Issuing Banks and the Administrative Agent, and the consent of the Arranger and the Borrower, to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Swingline Lender, the Issuing Banks and the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Banks, the Arranger or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers requiring the consent of all the Lenders pursuant to Section 9.08(b)).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

         (h) Any Lender may at any time, without the consent of the Administrative Agent, the Arranger or the Borrower, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent, the Arranger or Borrower, pledge all or any portion of its interest, rights and obligations under this Agreement (including its Loans) to any trustee or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank, trustee or other representative for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank or trustee, the Borrower shall, at the request of the assigning or pledging Lender, duly execute and deliver to the assigning or pledging Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning or pledging Lender hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Banks and each Lender, and any attempted assignment without such consent shall be null and void.

         (j) In the event that S&P, Moody's, and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then any Issuing Bank and the Swingline Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank, Swingline Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Banks and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of

Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND

PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of
Section 2.16 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral (except as provided in Section 9.17), without the prior written consent of each Lender or (iv) change the allocation between Tranche A Term Loans and Tranche B Term Loans of any prepayment pursuant to Section 2.12 or 2.13 without the prior written consent of (A) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche A Term Loans and (B) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender.

         SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letters and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. CONFIDENTIALITY. The Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority or the NAIC, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this
Section 9.16 or

(ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or (f) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16). In the event that any Lender becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, such Lender shall promptly notify (unless legally prohibited) the Administrative Agent and the Administrative Agent shall promptly notify the Borrower of such requirement so that the Borrower may seek a protective order or other appropriate remedy. For the purposes of this Section, "INFORMATION" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         SECTION 9.17. RELEASE OF LIENS AND GUARANTEES. At any time that no Default or Event of Default has occurred and is continuing, if either S&P or Moody's shall have assigned ratings of BBB- or Baa3, respectively, or better to the Index Debt, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) upon the request of the Borrower take such action and execute such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release (i) all the Liens created under the Loan Documents and (ii) the Guarantees of each Restricted Subsidiary (other than McClatchy and Cowles) provided that, prior to the release of the Guarantee of any Restricted Subsidiary, assets material to McClatchy or Cowles have not been transferred, directly or indirectly, to such Restricted Subsidiary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                               MNI NEWCO, INC.,


                                               By /s/ Gary Pruitt
                                                 ------------------------------
                                                  Name: Gary Pruitt
                                                  Title: Treasurer

                                               SALOMON BROTHERS INC, as
                                               Arranger and Syndication Agent,


                                               By /s/ Mavis B. Taintor
                                                 -------------------------------
                                                  Name:  Mavis B. Taintor
                                                  Title: Managing Director

                                               BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION, as
                                               Administrative Agent and
                                               Collateral Agent,


                                               By /s/ Christine Conti
                                                 -------------------------------
                                                  Name: Christine Conti
                                                  Title: Vice President


                                              BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION, as a
                                              Lender,


                                              By /s/ John Grauten
                                                --------------------------------
                                                 Name: John Grauten
                                                 Title: Vice President


                                             BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION, as the
                                             Swingline Lender,


                                             By /s/ John Grauten
                                               ---------------------------------
                                                Name: John Grauten
                                                Title: Vice President

                                            THE BANK OF MONTREAL,


                                            By /s/ Karen Klapper
                                              ----------------------------------
                                               Name:  Karen Klapper
                                               Title: Director


                                            THE BANK OF NEW YORK,


                                            By /s/ Gerry Granovsky
                                              ----------------------------------
                                               Name:  Gerry Granovsky
                                               Title: Assistant Vice President


                                            BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY


                                            By /s/Nicholas Campbell, Jr.
                                              ----------------------------------
                                               Name:  Nicholas Campbell, Jr.
                                               Title: Vice President


                                            DRESDNER BANK, AG, NEW YORK AND
                                            GRAND CAYMAN BRANCHES,


                                            By     /s/ William E. Lambert
                                              ----------------------------------
                                               Name:  William E. Lambert
                                               Title: Assistant Vice President

                                                  /s/ Brian Haughney
                                              ----------------------------------
                                               Name:  Brian Haughney
                                               Title: Assistant Treasurer


                                           FIRST UNION NATIONAL BANK,


                                           By /s/ Michael P. Doherty
                                             -----------------------------------
                                              Name:  Michael P. Doherty
                                              Title: Sr. Vice President

                                           TORONTO DOMINION (TEXAS), INC.,


                                           By /s/ Debbie A. Greene
                                             -----------------------------------
                                              Name:  Debbie A. Greene
                                              Title: Vice President


                                           WACHOVIA BANK, N.A.,


                                           By /s/ Charles s. Zimmerman
                                             -----------------------------------
                                              Name:  Charles S. Zimmerman
                                              Title: Vice President


                                           ABN AMRO BANK N.V.,


                                           By /s/ Diane D. Barkley
                                             -----------------------------------
                                              Name:  Diane D. Barkley
                                              Title: Group Vice President

                                           By /s/ Robert Protass
                                             -----------------------------------
                                              Name:  Robert Protass
                                              Title: Assistant Vice President


                                           BAYERISCHE VEREINSBANK, AG, NEW YORK
                                           BRANCH,


                                           By /s/ E. Ebner V. Eschenbach
                                             -----------------------------------
                                              Name:  E. Ebner V. Eschenbach
                                              Title: Vice President

                                           By /s/ Sylvia K. Cheng
                                             -----------------------------------
                                              Name:  Sylvia K. Cheng
                                              Title: Vice President


                                          THE DAI-ICHI KANGYO BANK, LIMITED
                                          SAN FRANCISCO AGENCY,

                                          By /s/ Takuo Yoshida
                                            ------------------------------------
                                             Name: Takuo Yoshida
                                             Title: General Manager & Agent


                                          U.S. BANK NATIONAL ASSOCIATION,


                                          By /s/ William J. Umscheid
                                            ------------------------------------
                                             Name:  William J. Umscheid
                                             Title: Vice President

                                          FLEET NATIONAL BANK,


                                          By /s/ Tanya M. Crossley
                                            ------------------------------------
                                             Name:  Tanya M. Crossley
                                             Title: Vice President


                                          THE FUJI BANK, LIMITED,


                                          By /s/ Kaiichi Ogawa
                                            ------------------------------------
                                             Name: Kaiichi Ogawa
                                             Title: Vice President


                                          KEY CORPORATE CAPITAL, INC.,


                                          By /s/ Kenneth J. Keeler
                                            ------------------------------------
                                             Name:  Kenneth J. Keeler
                                             Title: Vice President


                                          THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD., LOS ANGELES AGENCY,


                                          By /s/ Koh Takemoto
                                            ------------------------------------
                                             Name:  Koh Takemoto
                                             Title: General Manager


                                          MELLON BANK, N.A.,


                                          By /s/ Susan A. Dalton
                                            ------------------------------------
                                             Name:  Susan A. Dalton
                                             Title: Vice President


                                          THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION,


                                          By /s/ Beatrice Kossodo
                                            ------------------------------------
                                             Name:  Beatrice Kossodo
                                             Title: Senior Vice President


                                          THE BANK OF NOVA SCOTIA,


                                          By /s/ Vincent Fitzgerald, Jr.
                                            ------------------------------------
                                             Name:  Vincent Fitzgerald, Jr.
                                             Title: Authorized Signatory

                                          ROYAL BANK OF SCOTLAND, PLC,


                                          By /s/ Karen L. Stefancic
                                            ------------------------------------
                                             Name:  Karen L. Stefancic
                                             Title: Vice President


                                          CREDIT AGRICOLE INDOSUEZ,


                                          By /s/ Dean Balice
                                            ------------------------------------
                                             Name:  Dean Balice
                                             Title: Senior Vice President
                                                    Branch Manager


                                          BANCA COMMERCIALE ITALIANA, LOS
                                          ANGELES FOREIGN BRANCH,


                                          By /s/ Richard E. Iwanicki
                                            ------------------------------------
                                             Name:  Richard E. Iwanicki
                                             Title: Vice President


                                          BANK OF HAWAII,


                                          By /s/ Robert L. Wilson
                                            ------------------------------------
                                             Name:  Robert L. Wilson
                                             Title: Vice President


                                          BANQUE NATIONALE DE PARIS,


                                          By /s/ Debra Wright
                                            ------------------------------------
                                             Name:  Debra Wright
                                             Title: Vice President

                                          By /s/ Colleen S. Breit
                                            ------------------------------------
                                             Name:  Colleen S. Breit
                                             Title: Asst. Vice President


                                          BANQUE PARIBAS,


                                          By /s/ Thomas G. Brandt
                                            ------------------------------------
                                             Name:  Thomas G. Brandt
                                             Title:  Director

                                          By /s/  David J. Pastre
                                           -------------------------------------
                                             Name:  David J. Pastre
                                             Title:  Vice President

                                        COMPAGNIE FINANCIERE DE CIC ET DE
                                        L'UNION EUROPEENNE,


                                        By /s/ Anthony Rock
                                          --------------------------------------
                                           Name:  Anthony Rock
                                           Title: Vice President

                                        By /s/ Sean Mounier
                                          --------------------------------------
                                           Name:  Sean Mounier
                                           Title: First Vice President


                                        NATIONAL CITY BANK OF PENNSYLVANIA,


                                        By /s/ Vincent J. Delie, Jr.
                                          --------------------------------------
                                           Name:  Vincent J. Delie, Jr.
                                           Title: Vice President


                                        PNC BANK, N.A.,


                                        By /s/ Steffen W. Crowther
                                          --------------------------------------
                                           Name:  Steffen W. Crowther
                                           Title: Vice President


                                        COOPERATIVE CENTRALE RAIFFEEISEN-
                                        BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH,


                                        By /s/ Douglas W. Zylstra
                                          --------------------------------------
                                           Name:  Douglas W. Zylstra
                                           Title: Vice President

                                        By /s/ W. Jeffrey Vollack
                                          --------------------------------------
                                           Name:  W. Jeffrey Vollack
                                           Title: Senior Credit Officer
                                           Senior Vice President


                                        ROYAL BANK OF CANADA,


                                        By /s/ Wayne P. Gray
                                          --------------------------------------
                                           Name:  Wayne P. Gray
                                           Title: Manager

                                        SUMMIT BANK,


                                        By /s/ Henry G. Kush, Jr.
                                          --------------------------------------
                                           Name:  Henry G. Kush, Jr.
                                           Title: Vice President


                                        SUNTRUST BANK, CENTRAL FLORIDA, N.A.,


                                        By /s/ Janet P. Sammons
                                          --------------------------------------
                                           Name:  Janet P. Sammons
                                           Title: Vice President


                                        MERITA BANK, LTD.,


                                        By /s/ Clifford Abramsky
                                          --------------------------------------
                                           Name:  Clifford Abramsky
                                           Title: Vice President

                                        By /s/ Frank Maffei
                                          --------------------------------------
                                           Name:  Frank Maffei
                                           Title: Vice President


                                        NATEXIS BANQUE BFCE,


                                        By /s/ G. Kevin Dooley
                                          --------------------------------------
                                           Name:  G. Kevin Dooley
                                           Title: Vice President

                                        By /s/ William C. Maier
                                          --------------------------------------
                                           Name: William C. Maier
                                           Title: VP-Group Manager


                                        BHF - BANK AKTIENGESELLSCHAFT,


                                        By /s/ Dan Dobrjyanskyj
                                          --------------------------------------
                                           Name:  Dan Dobrjyanskyj
                                           Title: Asst. Vice President

                                        By /s/   Robert Novak
                                          --------------------------------------
                                           Name:  Robert Novak
                                           Title: Assistant Treasurer

                                        ERSTE BANK DER OESTERREICHISCHEN
                                        SPARKASSEN AG, NEW YORK BRANCH,


                                        By /s/ Anca Trifan
                                          --------------------------------------
                                           Name:  Anca Trifan
                                           Title: Vice President

                                        By /s/ John S. Runnion
                                          --------------------------------------
                                           Name:  John S. Runnion
                                           Title: First Vice President


                                        JACKSON NATIONAL LIFE INSURANCE
                                        COMPANY By PPM AMERICA INC., AS
                                        ATTORNEY IN FACT, ON BEHALF OF
                                        JACKSON NATIONAL LIFE INSURANCE
                                        COMPANY,


                                        By /s/ Michael DiRe
                                          --------------------------------------
                                           Name:  Michael DiRe
                                           Title: Managing Director

                                        DEEPROCK & COMPANY, By EATON VANCE
                                        MANAGEMENT AS INVESTMENT ADVISOR,


                                        By /s/ Payson F. Swaffield
                                          --------------------------------------
                                           Name:  Payson F. Swaffield
                                           Title: Vice President


                                        ARCHIMEDES FUNDING, L.L.C.,


                                        By /s/ Kathleen A. Lenarcic
                                          --------------------------------------
                                           Name:  Katherleen A. Lenarcic
                                           Title: Vice President &
                                                  Portfolio Manager


                                        ING HIGH INCOME PRINCIPAL
                                        PRESERVATION FUND HOLDINGS, LDC,


                                        By /s/ Kathleen A. Lenarcic
                                          --------------------------------------
                                           Name:  Katherleen A. Lenarcic
                                           Title: Vice President & Portfolio
                                                  Manager


                                        KZH - ING - 2 CORPORATION,


                                        By /s/ Virginia Conway
                                          --------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Agent


                                        THE TRAVELERS INSURANCE COMPANY,


                                        By /s/ John W. Petchler
                                          --------------------------------------
                                           Name:  John W. Petchler
                                           Title: Second Vice President

                                        GENERAL ELECTRIC CAPITAL CORPORATION,


                                        By /s/ Roger M. Burns
                                          --------------------------------------
                                           Name:  Roger M. Burns
                                           Title: Duly Authorized Signatory


                                        TRANSAMERICA LIFE INSURANCE AND
                                        ANNUITY COMPANY,


                                        By /s/ John M. Casparian
                                          --------------------------------------
                                           Name:  John M. Casparian
                                           Title: Investment Officer


                                        METROPOLITAN LIFE INSURANCE COMPANY,


                                        By /s/ James R. Dingler
                                          --------------------------------------
                                           Name:  James R. Dingler
                                           Title: Director


                                        OCTAGON CREDIT INVESTORS LOAN
                                        PORTFOLIO (A UNIT OF THE CHASE
                                        MANHATTAN BANK),

                                        By /s/ Andrew G. Gordon
                                          --------------------------------------
                                           Name:  Andrew G. Gordon
                                           Title: Managing Director


                                        KZH - SOLEIL - 2 CORPORATION,


                                        By /s/ Virginia Conway
                                          --------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Agent

                                        RELIASTAR LIFE INSURANCE COMPANY,


                                        By /s/ James V. Wittich
                                          --------------------------------------
                                           Name:  James V. Wittich
                                           Title: Representative


                                        RELIASTAR LIFE INSURANCE COMPANY OF
                                        NEW YORK,


                                        By /s/ James V. Wittich
                                          --------------------------------------
                                           Name:  James V. Wittich
                                           Title: Vice President, Investments


                                        NORTHERN LIFE INSURANCE COMPANY,


                                        By /s/ James V. Wittich
                                          --------------------------------------
                                           Name:  James V. Wittich
                                           Title: Assistant Treasurer


                                        RELIASTAR UNITED SERVICES LIFE
                                        INSURANCE COMPANY,


                                        By /s/ James V. Wittich
                                          --------------------------------------
                                           Name:  James V. Wittich
                                           Title: Assistant Treasurer


                                        SECURITY CONNECTICUT LIFE INSURANCE
                                        COMPANY,


                                        By /s/ James V. Wittich
                                          --------------------------------------
                                           Name:  James V. Wittich
                                           Title: Assistant Treasurer

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY,


                                        By /s/ Walter T. Dwyer
                                          --------------------------------------
                                           Name:  Walter T. Dwyer
                                           Title: Managing Director


                                        KZH - CRESCENT - 2 CORPORATION,


                                        By /s/ Virginia Conway
                                          --------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Agent


                                        BANKERS LIFE & CASUALTY INSURANCE
                                        COMPANY,


                                        By /s/ Eric Johnson
                                          --------------------------------------
                                           Name:  Eric Johnson
                                           Title: Vice President


                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                        COMPANY, INC. AS ATTORNEY-IN-FACT
                                        AND ON BEHALF OF FIRST ALLMERICA
                                        FINANCIAL LIFE INSURANCE COMPANY AS
                                        PORTFOLIO MANAGER,


                                        By /s/ Philip C. Robbins
                                          --------------------------------------
                                           Name:  Philip C. Robbins
                                           Title: Vice President

                                        BALANCED HIGH YIELD FUND I LTD. By:
                                        BHF - BANK AKTIENGESELLSCHAFT,
                                        ACTING THROUGH ITS NEW YORK BRANCH,
                                        AS ATTORNEY-IN-FACT.


                                        By /s/ Dan Dobrjanskyj
                                          --------------------------------------
                                           Name:  Dan Dobrjanskyj
                                           Title: Assistant Vice
                                                  President

                                        By /s/ Robert Novak
                                          --------------------------------------
                                           Name:  Robert Novak
                                           Title: Assistant Treasurer